Exhibit 99.1

Consolidated Communications Announces Third Quarter

Financial Results

MATTOON, Ill. – Nov. 7, 2023 – Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) (the “Company” or “Consolidated”), a top 10 fiber provider in the U.S., today reported results for the third quarter of 2023.

Third Quarter 2023 Results

●	Revenue totaled $283.7 million
●	Overall consumer revenue was $115.2 million
●	Consumer fiber revenue was $34.0 million
●	Total consumer broadband net adds were 9,392
●	Consumer broadband revenue was $75.1 million
●	Commercial data services revenue was $53.9 million
●	Carrier data-transport revenue was $31.4 million
●	Other products and services revenue was $10.0 million
●	Net loss was ($69.2 million). Adjusted EBITDA was $80.2 million
●	Total committed capital expenditures were $111.3 million

Operating expenses increased $15.2 million versus the prior year largely due to increased severance costs in relation to the previously announced business simplification and costs savings initiatives, in addition to higher costs related to professional fees for customer service and process improvement initiatives. Partly offsetting the higher operating expenses was the impact of the divestiture of the Kansas City operations on Nov. 30, 2022, lower video programming costs and a decrease in required contributions to the federal and state Universal Service Funds.

Net interest expense was $39.6 million, an increase of $7.5 million versus the prior year, primarily as a result of higher interest on the term loan. The Company has 77% of its total debt at a fixed rate through September 2026. As of Sept. 30, 2023, the weighted average cost of debt was 7.03%.

Net loss in the third quarter of 2023 was ($69.2 million) compared to net income of $282.3 million in the third quarter of 2022, which included $299.9 million of income from discontinued operations. Net loss per share was ($0.61) in the third quarter of 2023 as compared to net income per share of $2.45 in the third quarter of 2022. Adjusted diluted net income (loss) per share excludes certain items as outlined in the table provided in this release. Adjusted diluted net loss per share from continuing operations was ($0.31) compared to ($0.13) in the third quarter of 2022.

Capital Expenditures

Total committed capital expenditures were $111.3 million, driven by 67,120 new fiber passings and third quarter fiber adds. Capital expenditures were lower than the first two quarters of 2023 due to the usage of existing inventory for install and build activity.

Capital Structure

As of Sept. 30, 2023, the Company maintained liquidity with cash and short-term investments of approximately $90 million and $215 million of available borrowing capacity on the revolving credit facility, subject to certain covenants. The net debt leverage ratio for the trailing 12 months ended Sept. 30, 2023, was 6.15x.

In connection with execution of the definitive agreement to be acquired by Searchlight Capital Partners, L.P. (“Searchlight”) and British Columbia Investment Management Corporation (“BCI”), on Oct. 15, 2023 Consolidated entered into an amendment (the “Amendment”) to its credit agreement. The Amendment provides for interim financial covenant relief by increasing the maximum consolidated first lien leverage ratio permitted under the credit agreement, subject to certain conditions. The covenant relief provided for in the Amendment will provide the Company with near-term financial and operational flexibility. The Amendment is expected to remain in effect following closing of the proposed transaction. In the event the proposed transaction does not close by Aug. 1, 2025, it is expected that the maximum consolidated first lien leverage ratio under the financial covenant will revert to the levels that currently apply.

Pending Transaction

As previously announced on Oct. 16, 2023, Consolidated entered into an agreement to be acquired by Searchlight and BCI in an all-cash transaction with an enterprise value of approximately $3.1 billion, including the assumption of debt. The proposed transaction will result in Consolidated becoming a private company and is expected to close by the first quarter of 2025, subject to customary closing conditions, including receipt of regulatory approvals and approval of the holders of a majority of the voting power represented by the outstanding shares that are entitled to vote thereon and held by shareholders other than Searchlight and BCI, their investment fund affiliates and the directors and officers of the Company.

In light of the announced transaction, Consolidated will not host an earnings conference call and has withdrawn its 2023 outlook.

About Consolidated Communications

Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) is dedicated to moving people, businesses and communities forward by delivering the most reliable fiber communications solutions. Consumers, businesses and wireless and wireline carriers depend on Consolidated for a wide range of high-speed internet, data, phone, security, cloud and wholesale carrier solutions. With a network spanning nearly 60,000 fiber route miles, Consolidated is a top 10 U.S. fiber provider, turning technology into solutions that are backed by exceptional customer support. Learn more at consolidated.com.

Use of Non-GAAP Financial Measures

This press release includes disclosures regarding “EBITDA,” “adjusted EBITDA,” “Net debt leverage ratio,” “adjusted diluted net income (loss) per share,” and “Normalized revenue,” all of which are non-GAAP financial measures. Accordingly, they should not be construed as alternatives to net cash from operating or investing activities, cash and cash equivalents, cash flows from operations, net income or net income per share as defined by GAAP and are not, on their own, necessarily indicative of cash available to fund cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations, and the non-

GAAP financial measures may not be comparable to other similarly titled measures of other companies. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP is included in the tables that follow.

Adjusted EBITDA is comprised of EBITDA, adjusted for certain items as permitted or required by the lenders under our credit agreement in place at the end of each quarter in the periods presented. The tables that follow include an explanation of how adjusted EBITDA is calculated for each of the periods presented with the reconciliation to net income (loss) from continuing operations. EBITDA is defined as income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization on a historical basis.

We present adjusted EBITDA for several reasons. Management believes adjusted EBITDA is useful as a means to evaluate our ability to fund our estimated uses of cash (including interest on our debt). In addition, we have presented adjusted EBITDA to investors in the past because it is frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting it here provides a measure of consistency in our financial reporting. Adjusted EBITDA, referred to as Available Cash in our credit agreement, is also a component of the restrictive covenants and financial ratios contained in our credit agreement that requires us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt. The definitions in these covenants and ratios are based on Adjusted EBITDA after giving effect to specified charges. In addition, Adjusted EBITDA provides our board of directors with meaningful information, with other data, assumptions and considerations, to measure our ability to service and repay debt. We present the related “Net debt leverage ratio” principally to help investors understand how we measure leverage and facilitate comparisons by investors, security analysts and others. Total net debt is defined as the current and long-term portions of debt and finance lease obligations less cash, cash equivalents and short-term investments, deferred debt issuance costs and discounts on debt. Our Net debt leverage ratio differs in certain respects from the similar ratio used in our credit agreement or against comparable measures of certain other companies in our industry. These measures differ in certain respects from the ratios used in our senior notes indenture.

These non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. In addition, the Net debt leverage ratio is subject to the risk that we may not be able to use the cash on the balance sheet to reduce our debt on a dollar-for-dollar basis. Management believes this ratio is useful as a means to evaluate our ability to incur additional indebtedness in the future.

We present the non-GAAP measure “adjusted diluted net income (loss) per share” because our net income (loss) and net income (loss) per share are regularly affected by items that occur at irregular intervals or are non-cash items. We believe that disclosing these measures assists investors, securities analysts and other interested parties in evaluating both our company over time and the relative performance of the companies in our industry.

Forward-Looking Statements

Certain statements in this press release, including those relating to the current expectations, plans, strategies, and the timeline for consummating the take private transaction with Searchlight and BCI by the first quarter of 2025, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, our current expectations, plans, strategies and anticipated financial results. There are a number of risks, uncertainties and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements, including: significant competition in all parts of our business and among our customer channels; our ability to adapt to rapid technological changes; shifts in our product mix that may result in a decline in operating profitability; public health threats, including the COVID-19 pandemic; continued receipt of support from various funds established under federal and state laws; disruptions in our networks and infrastructure and any related service delays or disruptions could cause us to lose customers and incur additional expenses; cyber-attacks may lead to unauthorized access to confidential customer, personnel and business information that could adversely affect our business; our operations require substantial capital expenditures and our business, financial condition, results of operations and liquidity may be impacted if funds for capital expenditures are not available when needed; our ability to obtain and maintain necessary rights-of-way for our networks; our ability to obtain necessary hardware, software and operational support from third-party vendors; substantial video content costs continue to rise; our ability to enter into new collective bargaining agreements or renew existing agreements; our ability to attract and/or retain certain key management and other personnel in the future; risks associated with acquisitions and the realization of anticipated benefits from such acquisitions; increasing attention to, and evolving expectations for, environmental, social and governance initiatives; unfavorable changes in financial markets could affect pension plan investments; weak economic conditions; the risk that the proposed transaction may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s stockholders; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the possibility that competing offers or acquisition proposals for the Company will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require the Company to pay a termination fee; the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; the amount of costs, fees and expenses related to the proposed transaction; the risk that the Company’s stock price may decline significantly if the proposed transaction is not consummated; the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and the other risk factors described in Part I, Item 1A of Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 and the other risk factors identified from time to time in the Company’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov. Many of these circumstances are beyond our ability to control or predict. Moreover, forward-looking statements necessarily involve assumptions on our part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this press release. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to us and speak only as of the date they are made. Except as required under federal securities laws or the rules and regulations of the Securities and Exchange Commission, we disclaim any intention or obligation to update or revise publicly any forward-looking statements.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. Information about who may, under SEC rules, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the proposed transaction. Information relating to the foregoing can also be found in the Company’s Proxy Statement on Schedule 14A for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 21, 2023. To the extent holdings of the Company’s securities have changed since the amounts set forth in such 2023 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Condor Holdings LLC. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form. In addition, the Company and certain affiliates of the Company intend to jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT AND THE SCHEDULE 13E-3 (WHEN THEY ARE AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SEARCHLIGHT AND BCI AND THE PROPOSED TRANSACTION. Investors and stockholders of the Company are or will be able to obtain these documents (when they are available) free of charge from the SEC’s website at www.sec.gov, or free of charge from the Company by directing a request to the Company at 2116 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations or at tel: +1 (844) 909-2675.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Investor and Media Contacts

Philip Kranz, Investor Relations
+1 217-238-8480

Philip.kranz@consolidated.com

Jennifer Spaude, Media Relations
+1 507-386-3765

Jennifer.spaude@consolidated.com

# # #

Condensed Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$89,617	$325,852
Short-term investments	—	87,951
Accounts receivable, net	107,361	119,675
Income tax receivable	3,594	1,670
Prepaid expenses and other current assets	51,921	62,996
Assets held for sale	69,816	—
Total current assets	322,309	598,144

Property, plant and equipment, net	2,429,213	2,234,122
Investments	8,980	10,297
Goodwill	814,624	929,570
Customer relationships, net	24,035	43,089
Other intangible assets	10,557	10,557
Other assets	76,245	61,315
Total assets	$3,685,963	$3,887,094

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$44,380	$33,096
Advance billings and customer deposits	44,939	46,664
Accrued compensation	53,896	60,903
Accrued interest	35,623	18,201
Accrued expense	121,016	95,206
Current portion of long-term debt and finance lease obligations	15,540	12,834
Liabilities held for sale	2,727	—
Total current liabilities	318,121	266,904

Long-term debt and finance lease obligations	2,129,087	2,129,462
Deferred income taxes	229,005	274,309
Pension and other post-retirement obligations	118,394	123,644
Other long-term liabilities	46,004	47,326
Total liabilities	2,840,611	2,841,645

Series A Preferred Stock, par value $0.01 per share; 10,000,000 shares authorized, 434,266 and 456,343 shares outstanding as of September 30, 2023 and December 31, 2022, respectively; liquidation preference of $509,646 and $477,047 as of September 30, 2023 and December 31, 2022, respectively	361,276	328,680

Shareholders' equity:
Common stock, par value $0.01 per share; 150,000,000 shares authorized, 116,487,985 and 115,167,193 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	1,165	1,152
Additional paid-in capital	692,197	720,442
Accumulated deficit	(215,080)	(11,866)
Accumulated other comprehensive loss, net	(2,298)	(610)
Noncontrolling interest	8,092	7,651
Total shareholders' equity	484,076	716,769
Total liabilities, mezzanine equity and shareholders' equity	$3,685,963	$3,887,094

Consolidated Communications Holdings, Inc.

Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Net revenues	$283,654	$296,619	$834,942	$895,287
Operating expenses:
Cost of services and products	132,422	141,226	391,327	413,009
Selling, general and administrative expenses	96,814	72,837	261,663	221,632
Loss on impairment of assets held for sale	—	5,208	77,755	131,698
Loss (gain) on disposal of assets	6,692	(19,163)	12,380	(19,163)
Depreciation and amortization	79,604	75,659	236,841	220,552
Income (loss) from operations	(31,878)	20,852	(145,024)	(72,441)
Other income (expense):
Interest expense, net of interest income	(39,571)	(32,071)	(110,334)	(91,742)
Other income, net	3,509	2,984	11,677	9,425
Loss from continuing operations before income taxes	(67,940)	(8,235)	(243,681)	(154,758)
Income tax benefit	(10,220)	(978)	(40,908)	(17,814)
Loss from continuing operations	(57,720)	(7,257)	(202,773)	(136,944)

Discontinued operations:
Income from discontinued operations	—	4,744	—	22,628
Gain on sale of discontinued operations	—	389,905	—	389,905
Income tax expense	—	94,715	—	99,973
Income from discontinued operations	—	299,934	—	312,560

Net income (loss)	(57,720)	292,677	(202,773)	175,616
Less: dividends on Series A preferred stock	11,305	10,352	32,596	29,752
Less: net income attributable to noncontrolling interest	137	75	441	393
Net income (loss) attributable to common shareholders	$(69,162)	$282,250	$(235,810)	$145,471

Net income (loss) per common share - basic and diluted:
Loss from continuing operations	$(0.61)	$(0.15)	$(2.09)	$(1.45)
Income from discontinued operations	—	2.60	—	2.72
Net income (loss) per basic and diluted common shares attributable to common shareholders	$(0.61)	$2.45	$(2.09)	$1.27

Consolidated Communications Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
OPERATING ACTIVITIES
Net income (loss)	$(57,720)	$292,677	$(202,773)	$175,616
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	79,604	75,659	236,841	220,552
Deferred income taxes	(13,438)	81,775	(44,697)	69,949
Cash distributions from wireless partnerships in excess of earnings	—	3,957	—	5,618
Pension and post-retirement contributions in excess of expense	(3,704)	(4,830)	(9,241)	(23,991)
Non-cash, stock-based compensation	2,261	2,939	5,448	7,971
Amortization of deferred financing costs and discounts	1,901	1,849	5,622	5,475
Loss on impairment of assets held for sale	—	5,208	77,755	131,698
Gain on sale of partnership interests	—	(389,905)	—	(389,905)
Loss (gain) on disposal of assets	6,692	(19,163)	12,380	(19,163)
Other adjustments, net	614	(162)	(2,247)	(558)
Changes in operating assets and liabilities, net	19,064	26,622	23,505	34,869
Net cash provided by operating activities	35,274	76,626	102,593	218,131
INVESTING ACTIVITIES
Purchase of property, plant and equipment, net	(143,337)	(164,045)	(424,197)	(496,959)
Purchase of investments	—	—	—	(39,959)
Proceeds (disbursements) from sale of assets	(712)	19,463	6,089	21,257
Proceeds from business dispositions, net	—	—	—	26,042
Proceeds from sale and maturity of investments	—	25,006	91,623	151,560
Proceeds from sale of partnership interests, net	—	489,567	—	489,567
Net cash provided by (used in) investing activities	(144,049)	369,991	(326,485)	151,508
FINANCING ACTIVITIES
Payment of finance lease obligations	(4,138)	(2,587)	(11,259)	(7,111)
Share repurchases for minimum tax withholding	(48)	—	(1,084)	(114)
Net cash used in financing activities	(4,186)	(2,587)	(12,343)	(7,225)
Net change in cash and cash equivalents	(112,961)	444,030	(236,235)	362,414
Cash and cash equivalents at beginning of period	202,578	18,019	325,852	99,635
Cash and cash equivalents at end of period	$89,617	$462,049	$89,617	$462,049

Consolidated Communications Holdings, Inc.

Consolidated Revenue by Category

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Consumer:
Broadband (Data and VoIP)	$75,089	$69,641	$214,389	$203,144
Voice services	31,616	36,444	95,231	110,539
Video services	8,541	13,552	27,497	42,277
	115,246	119,637	337,117	355,960
Commercial:
Data services (includes VoIP)	53,870	56,796	160,234	171,804
Voice services	31,825	35,484	96,692	107,598
Other	9,228	9,933	29,362	32,780
	94,923	102,213	286,288	312,182
Carrier:
Data and transport services	31,388	33,878	95,535	103,626
Voice services	4,090	3,517	12,720	11,087
Other	262	605	925	1,350
	35,740	38,000	109,180	116,063

Subsidies	6,878	7,187	20,986	20,304
Network access	20,842	27,277	68,033	78,336
Other products and services	10,025	2,305	13,338	12,442
Total operating revenue	$283,654	$296,619	$834,942	$895,287

Consolidated Communications Holdings, Inc.

Consolidated Revenue Trend by Category

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
Consumer:
Broadband (Data and VoIP)	$75,089	$71,339	$67,961	$69,002	$69,641
Voice services	31,616	31,352	32,263	34,314	36,444
Video services	8,541	9,362	9,594	11,876	13,552
	115,246	112,053	109,818	115,192	119,637
Commercial:
Data services (includes VoIP)	53,870	53,230	53,134	56,662	56,796
Voice services	31,825	32,236	32,631	34,676	35,484
Other	9,228	10,378	9,756	10,320	9,933
	94,923	95,844	95,521	101,658	102,213
Carrier:
Data and transport services	31,388	31,224	32,923	33,752	33,878
Voice services	4,090	4,263	4,367	3,685	3,517
Other	262	313	350	338	605
	35,740	35,800	37,640	37,775	38,000

Subsidies	6,878	7,072	7,036	13,078	7,187
Network access	20,842	22,747	24,444	26,308	27,277
Other products and services	10,025	1,646	1,667	1,965	2,305
Total operating revenue	$283,654	$275,162	$276,126	$295,976	$296,619

Consolidated Communications Holdings, Inc.

Reconciliation of Historical Revenue by Category to Normalized Revenue by Category

(Dollars in thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2022
	Historical	Adjustments (1)	Normalized	Historical	Adjustments (1)	Normalized
Consumer:
Broadband (Data and VoIP)	$69,641	$(1,745)	$67,896	$203,144	$(5,581)	$197,563
Voice services	36,444	(514)	35,930	110,539	(1,751)	108,788
Video services	13,552	(2,599)	10,953	42,277	(8,005)	34,272
	119,637	(4,858)	114,779	355,960	(15,337)	340,623
Commercial:
Data services (includes VoIP)	56,796	(4,034)	52,762	171,804	(12,403)	159,401
Voice services	35,484	(1,253)	34,231	107,598	(4,045)	103,553
Other	9,933	(273)	9,660	32,780	(860)	31,920
	102,213	(5,560)	96,653	312,182	(17,308)	294,874
Carrier:
Data and transport services	33,878	(283)	33,595	103,626	(3,923)	99,703
Voice services	3,517	(4)	3,513	11,087	(13)	11,074
Other	605	(5)	600	1,350	(8)	1,342
	38,000	(292)	37,708	116,063	(3,944)	112,119

Subsidies	7,187	—	7,187	20,304	(49)	20,255
Network access	27,277	(474)	26,803	78,336	(1,412)	76,924
Other products and services	2,305	(181)	2,124	12,442	(368)	12,074
Total operating revenue	$296,619	$(11,365)	$285,254	$895,287	$(38,418)	$856,869

Notes:

(1)	These adjustments reflect the removal of operating revenues for divestitures. We completed the sale of the Company's Ohio and Kansas assets on January 31, 2022 and November 30, 2022, respectively.

Consolidated Communications Holdings, Inc.

Reconciliation of Loss from Continuing Operations to Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Loss from continuing operations	$(57,720)	$(7,257)	$(202,773)	$(136,944)
Add (subtract):
Income tax benefit	(10,220)	(978)	(40,908)	(17,814)
Interest expense, net	39,571	32,071	110,334	91,742
Depreciation and amortization	79,604	75,659	236,841	220,552
EBITDA	51,235	99,495	103,494	157,536

Adjustments to EBITDA (1):
Other, net (2)	21,366	6,186	36,837	17,754
Pension/OPEB benefit	(1,323)	(2,950)	(3,395)	(8,897)
Loss (gain) on disposal of assets	6,692	(19,163)	12,380	(19,163)
Loss on impairment	—	5,208	77,755	131,698
Non-cash compensation (3)	2,261	2,939	5,448	7,971
Adjusted EBITDA from continuing operations	80,231	91,715	232,519	286,899
Investment distributions from discontinued operations	—	5,478	—	25,023
Adjusted EBITDA	$80,231	$97,193	$232,519	$311,922

Notes:

(1)	These adjustments reflect those required or permitted by the lenders under our credit agreement.
(2)	Other, net includes income attributable to noncontrolling interests, acquisition and non-recurring related costs, and certain miscellaneous items.
(3)	Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are excluded from adjusted EBITDA.

Consolidated Communications Holdings, Inc.

Reconciliation of Loss Attributable to Common Shareholders from Continuing Operations to Adjusted Loss from Continuing Operations and Calculation of Adjusted Diluted Net Income (Loss) Per Common Share

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Loss from continuing operations	$(57,720)	$(7,257)	$(202,773)	$(136,944)
Less: dividends on Series A preferred stock	11,305	10,352	32,596	29,752
Less: net income attributable to noncontrolling interest	137	75	441	393
Loss attributable to common shareholders from continuing operations	(69,162)	(17,684)	(235,810)	(167,089)

Adjustments to loss attributable to common shareholders:
Dividends on Series A preferred stock	11,305	10,352	32,596	29,752
Integration and severance related costs, net of tax	13,099	—	17,062	1,604
Loss on impairment of assets held for sale	—	5,208	77,755	131,698
Loss on disposition of assets, net of tax	4,943	—	9,145	—
Gain on disposition of tower assets, net of tax	—	(14,167)	—	(14,167)
Non-cash interest expense for swaps, net of tax	(101)	(328)	(732)	(932)
Tax impact of non-deductible goodwill	3,283	821	(2,618)	(11,118)
Change in deferred tax rate	—	(644)	—	(644)
Non-cash stock compensation, net of tax	1,670	2,173	4,024	5,893
Adjusted net loss from continuing operations	$(34,963)	$(14,269)	$(98,578)	$(25,003)

Weighted average number of common shares outstanding	113,054	111,697	113,015	111,695

Adjusted diluted net income (loss) per common share:
Adjusted net loss from continuing operations	$(0.31)	$(0.13)	$(0.87)	$(0.22)
Adjusted income from discontinued operations excluding gain on sale of partnership interests, net of tax	—	0.04	—	0.15
	$(0.31)	$(0.09)	$(0.87)	$(0.07)

Notes:

Calculations above assume a 26.13% effective tax rate for the three and nine months ended September 30, 2023 and 26.07% effective tax rate for the three and nine months ended September 30, 2022.

Consolidated Communications Holdings, Inc.

Reconciliation of Total Net Debt to LTM Adjusted EBITDA Ratio

(Dollars in thousands)

(Unaudited)

September 30,
2023
Long-term debt and finance lease obligations:
Term loans, net of discount $7,445	$992,430
6.50% Senior secured notes due 2028	750,000
5.00% Senior secured notes due 2028	400,000
Finance leases	32,455
Total debt as of September 30, 2023	2,174,885
Less: deferred debt issuance costs	(30,258)
Less: cash, cash equivalents and short-term investments	(89,617)
Total net debt as of September 30, 2023	$2,055,010

Adjusted EBITDA for the 12 months ended September 30, 2023	$334,177

Total Net Debt to last 12 months Adjusted EBITDA	6.15x

Consolidated Communications Holdings, Inc.

Key Operating Metrics

(Unaudited)

	2022					2023
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
Passings
Total Fiber Gig+ Capable Passings (1)(5)(6)	689,406	831,779	947,974	1,008,660	1,008,660	1,062,518	1,119,956	1,187,076
Total DSL/Copper Passings (2)(3)(5)(6)	2,059,025	1,920,214	1,807,381	1,617,077	1,617,077	1,564,889	1,509,875	1,447,539
Total Passings (1)(2)(3)(5)(6)	2,748,431	2,751,993	2,755,355	2,625,737	2,625,737	2,627,407	2,629,831	2,634,615
% Fiber Gig+ Coverage/Total Passings	25%	30%	34%	38%	38%	40%	43%	45%

Consumer Broadband Connections
Fiber Gig+ Capable (3)	93,812	103,455	115,598	122,872	122,872	135,209	153,860	175,748
DSL/Copper (2)(3)	286,338	277,758	266,314	244,586	244,586	234,653	222,969	210,473
Total Consumer Broadband Connections (2)(3)	380,150	381,213	381,912	367,458	367,458	369,862	376,829	386,221

Consumer Broadband Net Adds
Total Fiber Gig+ Capable Net Adds (7)	7,690	9,643	12,143	10,599	40,075	12,337	18,651	21,888
DSL/Copper Net Adds (7)	(8,544)	(8,580)	(11,444)	(10,783)	(39,351)	(9,933)	(11,684)	(12,496)
Total Consumer Broadband Net Adds (7)	(854)	1,063	699	(184)	724	2,404	6,967	9,392

Consumer Broadband Penetration %
Fiber Gig+ Capable (on fiber passings)	13.6%	12.4%	12.2%	12.2%	12.2%	12.7%	13.7%	14.8%
DSL/Copper (on DSL/copper passings)	13.9%	14.5%	14.7%	15.1%	15.1%	15.0%	14.8%	14.5%
Total Consumer Broadband Penetration %	13.8%	13.9%	13.9%	14.0%	14.0%	14.1%	14.3%	14.7%

Consumer Average Revenue Per Unit (ARPU)
Fiber Gig+ Capable	$63.88	$64.95	$65.61	$67.14	$65.42	$67.51	$68.29	$68.78
DSL/Copper	$50.78	$52.36	$53.87	$53.55	$53.36	$53.21	$55.88	$57.18

Churn
Fiber Consumer Broadband Churn (7)	0.9%	1.1%	1.2%	1.1%	1.1%	1.0%	1.3%	1.3%
DSL/Copper Consumer Broadband Churn (7)	1.3%	1.6%	1.8%	1.7%	1.6%	1.5%	1.7%	2.0%

Consumer Broadband Revenue ($ in thousands)
Fiber Broadband Revenue (4)	$17,242	$19,218	$21,558	$24,016	$82,034	$26,136	$29,613	$34,004
Copper and Other Broadband Revenue	48,669	48,374	48,083	44,986	190,112	41,825	41,726	41,085
Total Consumer Broadband Revenue	$65,911	$67,592	$69,641	$69,002	$272,146	$67,961	$71,339	$75,089

Consumer Voice Connections (3)	316,634	306,458	294,441	276,779	276,779	267,509	258,680	249,081

Video Connections (3)	58,812	55,225	51,339	35,039	35,039	32,426	28,934	26,158

Fiber route network miles (long-haul, metro and FttP)	54,239	56,093	57,498	57,865	57,865	57,569	58,836	59,915

On-net buildings (3)	15,446	15,618	15,715	14,427	14,427	14,520	14,735	14,928

Notes:

(1)	In Q1 2021, the Company launched a multi-year fiber build plan to upgrade 1.6 million passings or 70% of our service area to fiber Gig+ capable services. As of September 30, 2023, 178,416 of the targeted 222,000 passings for 2023 were upgraded to FttP and total fiber passings were ~1,187,076 or 45% of the Company's service area.
(2)	The sale of the non-core Ohio operations resulted in a reduction of approximately 5,658 DSL/Copper passings and 3,560 DSL/Copper broadband connections in the first quarter of 2022.
(3)	The sale of the net assets of our Kansas City operations in the fourth quarter of 2022 resulted in a reduction of approximately 135,144 DSL/Copper passings, 3,325 fiber broadband connections, 10,945 DSL/Copper broadband connections, 6,670 consumer voice connections, 13,425 video connections and 1,415 on-net buildings. Prior period amounts have not been adjusted to reflect the sale.
(4)	Fiber broadband revenue includes revenue from our Kansas City operations of approximately $0.3 million for the quarter ended December 31, 2022 and approximately $0.5 million for each of the quarters ended March 31, 2022 through September 30, 2022. Amounts have not been adjusted to reflect the sale.
(5)	Passings counts are estimates of single family units, multi-dwelling units, and multi-tenant units within consumer, small business and enterprise. These counts are based upon the information available at this time and are subject to updates as additional information becomes available.
(6)	When a passing is both fiber and DSL/Copper capable it is counted as a fiber passing.
(7)	Consumer Broadband net adds and churn have been normalized to reflect the divestitures of our Kansas City and Ohio operations.